Exhibit 99.1
News

For Release: Tuesday, Oct. 24, 2023, at 6:30 a.m. ET

GM Releases 2023 Third Quarter Results

DETROIT – General Motors Co. (NYSE: GM) today reported third-quarter 2023 revenue of $44.1 billion, net income attributable to stockholders of $3.1 billion and EBIT-adjusted of $3.6 billion.

An overview of GM’s quarterly results and financial highlights appears below.

Conference Call for Investors and Analysts

GM Chair and CEO Mary Barra and GM Chief Financial Officer Paul Jacobson will host a conference call for the investment community at 8:30 a.m. ET today to discuss these results.

Conference call details are as follows:
•1-800-857-9821 (U.S.)
•1-517-308-9481 (international/caller-paid)
•Conference call passcode: General Motors
•An audio replay will be available on the GM Investor Relations website in the Events section.

Visit the GM Investor Relations website to download the company’s earnings deck and GM Chair and CEO Mary Barra’s letter to shareholders.

Results Overview

	Three Months Ended
($M) except where noted	September 30, 2023	September 30, 2022	Change	% Change
Revenue	$44,131	$41,889	$2,242	5.4%
Net income attributable to stockholders	$3,064	$3,305	$(241)	(7.3)%
EBIT-adjusted	$3,564	$4,287	$(723)	(16.9)%
Net income margin	6.9%	7.9%	(1.0) ppts	(12.7)%
EBIT-adjusted margin	8.1%	10.2%	(2.1) ppts	(20.6)%
Automotive operating cash flow	$6,794	$6,502	$292	4.5%
Adjusted automotive free cash flow	$4,910	$4,593	$317	6.9%
EPS-diluted(a)	$2.20	$2.25	$(0.05)	(2.2)%
EPS-diluted-adjusted(a)	$2.28	$2.25	$0.03	1.3%
GMNA EBIT-adjusted	$3,526	$3,894	$(368)	(9.5)%
GMNA EBIT-adjusted margin	9.8%	11.2%	(1.4) ppts	(12.5)%
GMI EBIT-adjusted	$357	$334	$23	6.9%
China equity income	$192	$330	$(138)	(41.8)%
GM Financial EBT-adjusted	$741	$911	$(170)	(18.7)%
__________
(a)EPS-diluted and EPS-diluted-adjusted include a $(0.05) and $0.03 impact from revaluation on equity investments in the three months ended September 30, 2023 and September 30, 2022.

General Motors (NYSE:GM) is a global company focused on advancing an all-electric future that is inclusive and accessible to all. At the heart of this strategy is the Ultium battery platform, which will power everything from mass-market to high-performance vehicles. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Chevrolet, Buick, GMC, Cadillac, Baojun and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in safety services and connected vehicle technology, can be found at https://www.gm.com.

###

CONTACTS:
Jim Cain GM Communications 313-407-2843 james.cain@chevrolet.com	Ashish Kohli GM Investor Relations 847-964-3459 ashish.kohli@gm.com
David Caldwell GM Communications 586-899-7861 david.caldwell@gm.com

Cautionary Note on Forward-Looking Statements: This press release and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
General Motors Company's (GM) non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these, and other measures, as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions, and certain costs arising from legal matters. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

________

1 Certain columns and rows may not add due to rounding.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income attributable to stockholders under U.S. GAAP to segment profit (loss) (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income attributable to stockholders(a)	$3,064	$3,305	$8,026	$7,935
Income tax expense (benefit)	470	845	1,421	1,308
Automotive interest expense	229	259	689	719
Automotive interest income	(322)	(122)	(801)	(245)
Adjustments
Buick dealer strategy(b)	93	—	438	—
Voluntary separation program(c)	30	—	905	—
GM Korea wage litigation(d)	—	—	(76)	—
Cruise compensation modifications(e)	—	—	—	1,057
Patent royalty matters(f)	—	—	—	(100)
Total adjustments	123	—	1,267	957
EBIT-adjusted	3,564	4,287	10,601	10,675
Operating segments
GM North America (GMNA)	3,526	3,894	10,295	9,334
GM International (GMI)	357	334	940	871
Cruise	(732)	(497)	(1,904)	(1,365)
GM Financial(g)	741	911	2,278	3,301
Total operating segments	3,892	4,642	11,610	12,141
Corporate and eliminations(h)	(328)	(355)	(1,009)	(1,466)
EBIT-adjusted	$3,564	$4,287	$10,601	$10,675
__________
(a)Net of net loss attributable to noncontrolling interests.
(b)These adjustments were excluded because they relate to strategic activities to transition certain Buick dealers out of our dealer network as part of Buick’s EV strategy.
(c)These adjustments were excluded because they relate to the acceleration of attrition as part of the cost reduction program announced in January 2023, primarily in the United States.
(d)This adjustment was excluded because it relates to the partial resolution of subcontractor matters in Korea.
(e)This adjustment was excluded because it relates to the one-time modification of Cruise stock incentive awards.
(f)This adjustment was excluded because it relates to the resolution of substantially all royalty matters accrued with respect to past-year vehicle sales in the three months ended March 31, 2022.
(g)GM Financial amounts represent EBT-adjusted.
(h)GM's automotive interest income and interest expense, legacy costs from the Opel/Vauxhall Business (primarily pension costs), corporate expenditures and certain nonsegment specific revenues and expenses are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Nine Months Ended
	September 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$3,038	$2.20	$3,278	$2.25	$7,946	$5.72	$6,931	$4.73
Adjustments(a)	123	0.09	—	—	1,267	0.91	957	0.65
Tax effect on adjustments(b)	(25)	(0.02)	—	—	(324)	(0.23)	(296)	(0.20)
Tax adjustments(c)	—	—	—	—	—	—	(482)	(0.33)
Deemed dividend adjustment(d)	—	—	—	—	—	—	909	0.62
EPS-diluted-adjusted	$3,136	$2.28	$3,278	$2.25	$8,889	$6.40	$8,019	$5.48
________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)This adjustment consists of tax benefit related to the release of a valuation allowance against deferred tax assets that are considered realizable as a result of Cruise tax reconsolidation in the nine months ended September 30, 2022. This adjustment was excluded because significant impacts of valuation allowances are not considered part of our core operations.
(d)This adjustment consists of a deemed dividend related to the redemption of Cruise preferred shares from SoftBank Vision Fund (AIV M2) L.P. (SoftBank) in the nine months ended September 30, 2022.

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Three Months Ended						Nine Months Ended
	September 30, 2023			September 30, 2022			September 30, 2023			September 30, 2022
	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
Effective tax rate	$3,464	$470	13.6%	$4,097	$845	20.6%	$9,267	$1,421	15.3%	$9,009	$1,308	14.5%
Adjustments(a)	123	25		—	—		1,267	324		1,053	296
Tax adjustments(b)		—			—			—			482
ETR-adjusted	$3,587	$495	13.8%	$4,097	$845	20.6%	$10,534	$1,745	16.6%	$10,062	$2,086	20.7%
________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details. These adjustments include Net income attributable to noncontrolling interests where applicable. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(b)Refer to the reconciliation of diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted for adjustment details.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
We define return on equity (ROE) as Net income attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	September 30, 2023	September 30, 2022
Net income attributable to stockholders	$10.0	$9.7
Average equity(a)	$72.8	$64.9
ROE	13.8%	14.9%
________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income attributable to stockholders.

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	September 30, 2023	September 30, 2022
EBIT-adjusted(a)	$14.4	$13.5
Average equity(b)	$72.8	$64.9
Add: Average automotive debt and interest liabilities (excluding finance leases)	16.6	17.3
Add: Average automotive net pension & OPEB liability	7.5	10.2
Less: Average automotive and other net income tax asset	(20.5)	(21.3)
ROIC-adjusted average net assets	$76.4	$71.1
ROIC-adjusted	18.9%	19.0%
________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net automotive cash provided by operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net automotive cash provided by operating activities	$6,794	$6,502	$16,140	$11,606
Less: Capital expenditures	(2,528)	(2,054)	(7,072)	(5,771)
Add: Buick dealer strategy	106	—	461	—
Add: Employee separation costs	538	—	796	—
Add: GM Korea wage litigation	—	—	—	26
Add: Patent royalty matters	—	145	—	145
Adjusted automotive free cash flow	$4,910	$4,593	$10,325	$6,006

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended September 30, 2023
Net sales and revenue	$36,106	$4,330	$67	$—	$40,503	$25	$3,641	$(38)	$44,131
Expenditures for property	$2,435	$87	$5	$—	$2,528	$18	$4	$30	$2,581
Depreciation and amortization	$1,585	$158	$5	$—	$1,749	$12	$1,231	$—	$2,992
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (loss)(a)(b)	$105	$190	$—	$—	$295	$—	$33	$—	$328

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended September 30, 2022
Net sales and revenue	$34,691	$3,980	$32	$—	$38,703	$25	$3,187	$(27)	$41,889
Expenditures for property	$1,951	$96	$7	$—	$2,054	$49	$10	$(8)	$2,104
Depreciation and amortization	$1,419	$124	$5	$—	$1,548	$15	$1,212	$—	$2,774
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (loss)(a)	$(6)	$329	$—	$—	$323	$—	$44	$—	$367

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Nine Months Ended September 30, 2023
Net sales and revenue	$106,214	$12,011	$177	$—	$118,403	$76	$10,482	$(98)	$128,863
Expenditures for property	$6,710	$350	$12	$—	$7,072	$50	$21	$121	$7,264
Depreciation and amortization	$4,544	$424	$15	$—	$4,984	$27	$3,727	$—	$8,738
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (loss)(a)(b)	$89	$348	$—	$—	$437	$—	$111	$—	$548

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Nine Months Ended September 30, 2022
Net sales and revenue	$92,907	$11,100	$132	$—	$104,140	$76	$9,489	$(79)	$113,627
Expenditures for property	$5,366	$395	$10	$—	$5,771	$140	$28	$(6)	$5,933
Depreciation and amortization	$4,399	$389	$16	$—	$4,804	$39	$3,666	$—	$8,509
Impairment charges	$11	$—	$—	$—	$11	$—	$—	$—	$11
Equity income (loss)(a)	$(6)	$472	$—	$—	$467	$—	$148	$—	$615
________
(a)Includes Automotive China equity income of $192 million and $330 million in the three months ended September 30, 2023 and 2022 and $353 million and $477 million in the nine months ended September 30, 2023 and 2022.
(b)Equity earnings related to Ultium Cells Holdings LLC are presented in Automotive and other cost of sales as this entity is integral to the operations of our business by providing battery cells for our electric vehicles. Equity earnings related to Ultium Cells Holdings LLC were $101 million and $191 million in the three and nine months ended September 30, 2023.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and our market share. Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the nine months ended September 30, 2023, 28.8% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GMNA	810	784	2,365	2,139
GMI	171	182	459	474
Total	981	966	2,824	2,613

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments and daily rental car companies); and (3) certain vehicles used by dealers in their business. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM's vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures, commercially available data sources such as registration and insurance data, and internal estimates and forecasts when other data is not available.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table summarizes industry and GM total vehicle sales and GM's related competitive position by geographic region (vehicles in thousands):

	Three Months Ended						Nine Months Ended
	September 30, 2023			September 30, 2022			September 30, 2023			September 30, 2022
	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share
North America
United States	4,092	674	16.5%	3,512	556	15.8%	11,993	1,970	16.4%	10,519	1,651	15.7%
Other	934	122	13.0%	773	107	13.9%	2,648	338	12.8%	2,275	300	13.2%
Total North America	5,026	796	15.8%	4,285	663	15.5%	14,641	2,308	15.8%	12,794	1,950	15.2%
Asia/Pacific, Middle East and Africa
China(a)	6,497	542	8.3%	6,337	630	9.9%	17,756	1,530	8.6%	17,156	1,727	10.1%
Other	5,373	161	3.0%	5,039	117	2.3%	16,106	412	2.6%	15,014	381	2.5%
Total Asia/Pacific, Middle East and Africa	11,870	703	5.9%	11,376	747	6.6%	33,862	1,942	5.7%	32,170	2,109	6.6%
South America
Brazil	631	87	13.8%	584	88	15.0%	1,628	236	14.5%	1,501	203	13.5%
Other	353	33	9.3%	413	42	10.2%	1,079	98	9.1%	1,198	124	10.3%
Total South America	983	120	12.2%	997	130	13.0%	2,707	334	12.3%	2,699	327	12.1%
Total in GM markets	17,879	1,619	9.1%	16,658	1,539	9.2%	51,210	4,584	9.0%	47,662	4,386	9.2%
Total Europe	3,851	1	—%	3,343	—	—%	12,252	2	—%	10,398	1	—%
Total Worldwide(b)(c)	21,731	1,619	7.5%	20,001	1,539	7.7%	63,462	4,585	7.2%	58,061	4,388	7.6%
United States
Cars	790	55	7.0%	688	49	7.2%	2,332	183	7.9%	2,098	152	7.3%
Trucks	1,084	343	31.7%	1,000	299	29.9%	3,214	982	30.6%	2,887	899	31.2%
Crossovers	2,218	276	12.4%	1,823	207	11.4%	6,447	804	12.5%	5,534	599	10.8%
Total United States	4,092	674	16.5%	3,512	556	15.8%	11,993	1,970	16.4%	10,519	1,651	15.7%
China(a)
SGMS		246			298			659			766
SGMW		296			332			871			962
Total China	6,497	542	8.3%	6,337	630	9.9%	17,756	1,530	8.6%	17,156	1,727	10.1%
__________
(a)Includes sales by the Automotive China JVs: SAIC General Motors Sales Co., Ltd. (SGMS) and SAIC GM Wuling Automobile Co., Ltd. (SGMW).
(b)Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and corresponding calculation of market share.
(c)As of March 2022, GM is no longer importing vehicles or parts to Russia, Belarus and certain sanctioned provinces in Ukraine.

As discussed above, total vehicle sales and market share data provided in the table above includes fleet vehicles. Certain fleet transactions, particularly sales to daily rental car companies, are generally less profitable than retail sales to end customers. The following table summarizes estimated fleet sales and those sales as a percentage of total vehicle sales (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GMNA	165	116	538	406
GMI	131	126	339	289
Total fleet sales	296	242	877	695

Fleet sales as a percentage of total vehicle sales	18.3%	15.7%	19.1%	15.8%

North America capacity two-shift utilization	96.5%	103.3%	98.4%	98.7%

General Motors Company and Subsidiaries
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended September 30, 2023					Three Months Ended September 30, 2022
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$40,503	$25	$—	$(30)	$40,498	$38,703	$25	$—	$(25)	$38,703
GM Financial	—	—	3,641	(8)	3,633	—	—	3,187	(2)	3,185
Total net sales and revenue	40,503	25	3,641	(38)	44,131	38,703	25	3,187	(27)	41,889
Costs and expenses
Automotive and other cost of sales	35,141	706	—	(5)	35,842	33,234	467	—	—	33,700
GM Financial interest, operating and other expenses	—	—	2,933	—	2,933	—	—	2,321	—	2,320
Automotive and other selling, general and administrative expense	2,217	127	—	(1)	2,344	2,364	113	—	—	2,477
Total costs and expenses	37,359	833	2,933	(6)	41,118	35,598	580	2,321	(1)	38,497
Operating income (loss)	3,144	(807)	708	(32)	3,013	3,105	(554)	867	(25)	3,392
Automotive interest expense	231	9	—	(11)	229	259	1	—	(1)	259
Interest income and other non-operating income, net	406	26	—	20	453	557	18	—	23	598
Equity income (loss)	194	—	33	—	227	323	—	44	—	367
Income (loss) before income taxes	$3,514	$(791)	$741	$—	$3,464	$3,725	$(537)	$911	$(2)	$4,097
Income tax expense (benefit)					470					845
Net income (loss)					2,994					3,252
Net loss (income) attributable to noncontrolling interests					70					53
Net income (loss) attributable to stockholders					$3,064					$3,305

Net income (loss) attributable to common stockholders					$3,038					$3,278

	Nine Months Ended September 30, 2023					Nine Months Ended September 30, 2022
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$118,403	$76	$—	$(81)	$118,398	$104,140	$76	$—	$(75)	$104,141
GM Financial	—	—	10,482	(17)	10,465	—	—	9,489	(3)	9,486
Total net sales and revenue	118,403	76	10,482	(98)	128,863	104,140	76	9,489	(79)	113,627
Costs and expenses
Automotive and other cost of sales	102,917	1,811	—	(7)	104,721	90,221	2,094	—	(2)	92,314
GM Financial interest, operating and other expenses	—	—	8,314	(1)	8,313	—	—	6,336	(1)	6,335
Automotive and other selling, general and administrative expense	7,089	362	—	(2)	7,449	6,629	645	—	—	7,274
Total costs and expenses	110,006	2,172	8,314	(10)	120,483	96,850	2,739	6,336	(3)	105,922
Operating income (loss)	8,397	(2,096)	2,168	(88)	8,380	7,289	(2,663)	3,153	(75)	7,704
Automotive interest expense	691	20	—	(22)	689	719	3	—	(3)	719
Interest income and other non-operating income, net	1,068	86	(1)	66	1,219	1,311	22	—	78	1,410
Equity income (loss)	246	—	111	—	357	467	—	148	—	615
Income (loss) before income taxes	$9,019	$(2,030)	$2,278	$—	$9,267	$8,347	$(2,644)	$3,301	$5	$9,009
Income tax expense (benefit)					1,421					1,308
Net income (loss)					7,846					7,701
Net loss (income) attributable to noncontrolling interests					179					234
Net income (loss) attributable to stockholders					$8,026					$7,935

Net income (loss) attributable to common stockholders					$7,946					$6,931

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Basic earnings per share
Net income (loss) attributable to stockholders	$3,064	$3,305	$8,026	$7,935
Less: cumulative dividends on subsidiary preferred stock(a)	(26)	(26)	(80)	(1,004)
Net income (loss) attributable to common stockholders	$3,038	$3,278	$7,946	$6,931

Weighted-average common shares outstanding	1,372	1,448	1,384	1,455

Basic earnings per common share	$2.21	$2.26	$5.74	$4.76
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$3,038	$3,278	$7,946	$6,931

Weighted-average common shares outstanding – diluted	1,378	1,457	1,390	1,464

Diluted earnings per common share	$2.20	$2.25	$5.72	$4.73
Potentially dilutive securities(b)	14	10	14	10
__________
(a)Includes a $909 million deemed dividend related to the redemption of Cruise preferred shares from SoftBank in the nine months ended September 30, 2022.
(b)Potentially dilutive securities attributable to outstanding stock options and Restricted Stock Units (RSUs) at September 30, 2023 and 2022 were excluded from the computation of diluted earnings per share (EPS) because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	September 30, 2023					December 31, 2022
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$19,566	$1,546	$4,112	$—	$25,224	$13,629	$1,519	$4,005	$—	$19,153
Marketable debt securities	9,459	192	—	—	9,651	10,760	1,390	—	—	12,150
Accounts and notes receivable, net(a)(d)	12,657	—	2,747	(1,481)	13,923	11,910	—	2,114	(691)	13,333
GM Financial receivables, net	—	—	36,391	(167)	36,224	—	—	33,811	(188)	33,623
Inventories	17,743	1	—	(4)	17,740	15,369	—	—	(2)	15,366
Other current assets(b)	1,921	432	6,010	(404)	7,959	2,009	347	4,912	(442)	6,825
Total current assets	61,347	2,170	49,260	(2,056)	110,721	53,677	3,256	44,842	(1,324)	100,451
Non-current Assets
GM Financial receivables, net	—	—	45,259	(272)	44,987	—	—	40,702	(112)	40,591
Equity in net assets of nonconsolidated affiliates	8,859	—	1,691	—	10,549	8,511	—	1,665	—	10,176
Property, net	49,107	160	132	—	49,399	45,011	98	140	—	45,248
Goodwill and intangible assets, net	2,832	723	1,352	—	4,907	2,877	727	1,341	—	4,945
Equipment on operating leases, net	—	—	31,061	—	31,061	—	—	32,701	—	32,701
Deferred income taxes	19,673	1,541	(925)	—	20,289	20,348	1,108	(917)	—	20,539
Other assets(c)	8,687	294	1,134	(321)	9,793	7,995	322	1,069	—	9,386
Total non-current assets	89,157	2,718	79,702	(593)	170,984	84,742	2,254	76,702	(112)	163,586
Total Assets	$150,504	$4,888	$128,962	$(2,649)	$281,705	$138,419	$5,510	$121,544	$(1,436)	$264,037
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$30,238	$193	$1,141	$(1,186)	$30,387	$27,307	$146	$712	$(679)	$27,486
Short-term debt and current portion of long-term debt
Automotive(d)	810	43	—	(457)	396	2,144	13	—	(198)	1,959
GM Financial	—	—	38,256	—	38,256	—	—	36,819	—	36,819
Cruise	—	4	—	(4)	—	—	2	—	(2)	—
Accrued liabilities(b)	20,702	637	6,852	(409)	27,782	18,662	612	6,081	(445)	24,910
Total current liabilities	51,749	877	46,250	(2,056)	96,820	48,113	772	43,612	(1,324)	91,173
Non-current Liabilities
Long-term debt
Automotive(c)	15,956	327	—	(321)	15,962	15,879	6	—	—	15,885
GM Financial	—	—	64,259	—	64,259	—	—	60,036	—	60,036
Cruise	—	272	—	(272)	—	—	112	—	(112)	—
Postretirement benefits other than pensions	4,090	—	—	—	4,090	4,193	—	—	—	4,193
Pensions	5,520	—	8	—	5,528	5,692	—	6	—	5,698
Other liabilities	13,276	447	2,596	—	16,320	11,927	465	2,375	—	14,767
Total non-current liabilities	38,843	1,045	66,862	(593)	106,158	37,691	583	62,417	(112)	100,579
Total Liabilities	90,592	1,923	113,113	(2,649)	202,978	85,804	1,356	106,029	(1,436)	191,752
Noncontrolling interest - Cruise stock incentive awards	—	323	—	—	323	—	357	—	—	357
Equity
Common stock, $0.01 par value	14	—	—	—	14	14	—	—	—	14
Additional paid-in capital(e)	25,918	115	1,374	(1,349)	26,058	26,313	90	1,433	(1,409)	26,428
Retained earnings	39,841	726	15,753	1	56,322	32,054	1,766	15,429	1	49,251
Accumulated other comprehensive loss	(6,639)	(2)	(1,278)	—	(7,918)	(6,552)	(2)	(1,348)	—	(7,901)
Total stockholders’ equity	59,134	840	15,850	(1,348)	74,475	51,829	1,855	15,515	(1,407)	67,792
Noncontrolling interests(e)	779	1,802	—	1,348	3,929	786	1,942	—	1,407	4,135
Total Equity	59,912	2,642	15,850	—	78,404	52,615	3,797	15,515	—	71,927
Total Liabilities and Equity	$150,504	$4,888	$128,962	$(2,649)	$281,705	$138,419	$5,510	$121,544	$(1,436)	$264,037
_________
(a)Eliminations primarily include: GM Financial accounts and notes receivable of $0.9 billion due from Automotive; and Automotive accounts receivable of $0.5 million due from GM Financial at September 30, 2023. At December 31, 2022, eliminations primarily include GM Financial accounts and notes receivable of $0.5 billion due from Automotive and Automotive accounts receivable of $0.1 billion due from GM Financial.
(b)Eliminations primarily related to intercompany asset transfers between Automotive and Cruise for AV capital.
(c)Eliminations related to deferral agreement between Cruise and Automotive as regards engineering and capital spending incurred by Automotive on behalf of Cruise resulting in a long-term payable for Cruise offset by a long-term receivable for Automotive.
(d)Eliminations primarily related to Intercompany loans due from Automotive to GM Financial in the nine months ended September 30, 2023.
(e)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our condensed consolidated balance sheet.

General Motors Company and Subsidiaries
Combining Cash Flow Information
(In millions) (Unaudited)

	Nine Months Ended September 30, 2023					Nine Months Ended September 30, 2022
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$7,537	$(1,336)	$1,645	$—	$7,846	$6,747	$(1,546)	$2,495	$5	$7,701
Depreciation and impairment of Equipment on operating leases, net	—	—	3,697	—	3,697	—	—	3,628	—	3,628
Depreciation, amortization and impairment charges on Property, net	4,984	27	30	—	5,041	4,815	39	37	—	4,892
Foreign currency remeasurement and transaction (gains) losses	111	—	3	—	114	27	—	(1)	—	26
Undistributed earnings of nonconsolidated affiliates, net	77	—	(111)	—	(34)	(2)	—	(122)	—	(124)
Pension contributions and OPEB payments	(676)	—	—	—	(676)	(585)	—	—	—	(586)
Pension and OPEB income, net	(65)	—	1	—	(64)	(902)	—	1	—	(901)
Provision (benefit) for deferred taxes	879	(694)	49	—	235	1,264	(1,099)	339	—	504
Change in other operating assets and liabilities(a)(c)	3,293	583	(454)	(2,309)	1,114	242	1,289	(2,548)	(3,706)	(4,722)
Net cash provided by (used in) operating activities	16,140	(1,420)	4,862	(2,309)	17,273	11,606	(1,316)	3,830	(3,701)	10,419
Cash flows from investing activities
Expenditures for property	(7,072)	(50)	(21)	(121)	(7,264)	(5,771)	(140)	(28)	6	(5,933)
Available-for-sale marketable securities, acquisitions	(3,499)	(490)	—	—	(3,989)	(5,019)	(2,430)	—	—	(7,450)
Available-for-sale marketable securities, liquidations	4,966	1,709	—	—	6,675	3,743	2,416	—	(14)	6,145
Purchases of finance receivables, net(a)	—	—	(28,376)	1,196	(27,180)	—	—	(29,212)	2,768	(26,444)
Principal collections and recoveries on finance receivables	—	—	21,132	2	21,135	—	—	20,604	(82)	20,522
Purchases of leased vehicles, net	—	—	(10,247)	—	(10,247)	—	—	(9,062)	—	(9,062)
Proceeds from termination of leased vehicles	—	—	9,860	—	9,860	—	—	11,052	—	11,052
Other investing activities(b)(d)	(1,471)	—	(252)	632	(1,091)	(4,020)	—	(81)	4,299	198
Net cash provided by (used in) investing activities	(7,076)	1,169	(7,903)	1,710	(12,100)	(11,067)	(154)	(6,726)	6,976	(10,971)
Cash flows from financing activities
Net increase (decrease) in short-term debt(d)	227	—	(24)	(252)	(48)	20	—	1,189	—	1,208
Proceeds from issuance of debt (original maturities greater than three months)	18	151	37,339	(151)	37,357	2,248	60	33,805	(60)	36,053
Payments on debt (original maturities greater than three months)	(1,612)	(22)	(31,650)	14	(33,269)	(286)	(1)	(31,336)	(26)	(31,649)
Payment to purchase common stock	(1,119)	—	—	—	(1,119)	(1,514)	—	—	14	(1,500)
Issuance (redemption) of subsidiary stock(b)	—	362	—	(362)	—	—	2,139	—	(4,261)	(2,121)
Dividends paid(c)	(375)	—	(1,469)	1,350	(493)	(138)	(58)	(1,144)	1,070	(270)
Other financing activities	(279)	(207)	(116)	—	(602)	(332)	(571)	(106)	(13)	(1,022)
Net cash provided by (used in) financing activities	(3,138)	284	4,080	599	1,826	(3)	1,569	2,408	(3,275)	699
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9)	—	41	—	31	(179)	—	(11)	—	(190)
Net increase (decrease) in cash, cash equivalents and restricted cash	5,916	34	1,079	—	7,030	358	99	(499)	—	(43)
Cash, cash equivalents and restricted cash at beginning of period	13,746	1,526	6,676	—	21,948	14,774	1,584	7,183	—	23,542
Cash, cash equivalents and restricted cash at end of period	$19,663	$1,560	$7,755	$—	$28,978	$15,132	$1,683	$6,684	$—	$23,499
_________
(a)Includes reclassifications of $1.0 billion and $2.7 billion in the nine months ended September 30, 2023 and 2022 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(b)Includes eliminations of $0.4 billion and $2.1 billion in the nine months ended September 30, 2023 and 2022 for Automotive investment in Cruise and reclassifications of $2.1 billion in the nine months ended September 30, 2022 for redemption of Cruise preferred shares from SoftBank.
(c)Eliminations include dividends issued by GM Financial to Automotive in the nine months ended September 30, 2023 and 2022.
(d)Includes eliminations of $0.3 billion of Intercompany loans due from Automotive to GM Financial in the nine months ended September 30, 2023.